SIXTEENTH AMENDMENT TO
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment dated October 28, 2016 to the Mutual Fund Custody and Services Agreement effective November 26, 2008 (the "Agreement") by and between ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (the "VIP Trust"), ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST (the "FOF Trust") and THE BANK OF NEW YORK MELLON (the "Custodian").

WHEREAS, the VIP Trust, the FOF Trust and the Custodian have entered into the Agreement;

WHEREAS, the parties wish to amend Appendix F of the Agreement in order to remove the following Funds from the Allianz Variable Insurance Products Trust:

AZL Wells Fargo Large Cap Growth Fund
AZL BlackRock Capital Appreciation Fund
AZL Boston Company Research Growth Fund
AZL Federated Clover Small Value Fund
AZL Invesco Growth and Income Fund
AZL Invesco International Equity Fund
AZL JPMorgan International Opportunities Fund
AZL JPMorgan U.S. Equity Fund
AZL MFS Investors Trust Fund
AZL MFS Mid Cap Value Fund
AZL MFS Value Fund
AZL Multi-Manager Mid-Cap Growth Fund
AZL Oppenheimer Discovery Fund

WHEREAS, the parties wish to further amend Appendix F of the Agreement in order to remove the "AZL MVP Fusion Growth Fund" from the Allianz Variable Insurance Products Fund of Funds Trust;

WHEREAS, the parties wish to further amend Appendix F of the Agreement in order to change the names of the following Funds under the Allianz Variable Insurance Products Trust:

Current Name	New Name
AZL® Franklin Templeton Founding Strategy Plus Fund	AZL® Pyramis Multi-Strategy Fund (formerly AZL® Franklin Templeton Founding Strategy Plus Fund)
AZL® Invesco Equity and Income Fund (formerly AZL® Van Kampen Equity and Income Fund)	AZL® Moderate Index Strategy Fund
AZL® NFJ International Value Fund	AZL® Global Equity Index Fund
AZL® Schroder Emerging Markets Equity Fund	AZL® Emerging Markets Equity Index Fund

WHEREAS, the parties wish to further amend Appendix F of the Agreement in order to change the names of the following Funds under the Allianz Variable Insurance Products Fund of Funds Trust:

Current Name	New Name
AZL® MVP BlackRock Global Allocation Fund	AZL® MVP BlackRock Global Strategy Plus Fund
AZL® MVP Franklin Templeton Founding Strategy Plus Fund	AZL® MVP Pyramis Multi-Strategy Fund
AZL® MVP Fusion Conservative Fund (formerly AZL® Fusion Conservative Fund)	AZL® MVP Fusion Dynamic Conservative Fund
AZL® MVP Fusion Balanced Fund (formerly AZL® Fusion Balanced Fund)	AZL® MVP Fusion Dynamic Balanced Fund
AZL® MVP Fusion Moderate Fund (formerly AZL® Fusion Moderate Fund)	AZL® MVP Fusion Dynamic Moderate Fund
AZL® MVP Invesco Equity and Income Fund	AZL® MVP Moderate Income Strategy Fund
AZL® MVP T. Rowe Price Capital Appreciation Fund	AZL® MVP T. Rowe Price Capital Appreciation Plus Fund

WHEREAS, in order to effectuate the above change, Appendix F to the Agreement must be amended.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix F of the Agreement in its entirety and substitute it with Appendix F attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The VIP Trust, the FOF Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the VIP Trust, the FOF Trust or the Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:    /s/ Brian Muench
Name: Brian Muench
Title: President
Date:

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

By:     /s/ Brian Muench
 Name: Brian Muench
Title: President
Date:

THE BANK OF NEW YORK MELLON

By:     /s/ David J. Pasternak
Name:    David J. Pasternak
Title:    Vice President
Date:    November 9, 2016

 APPENDIX F
List of Funds
(as of 10/28/16)

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

Fund Name	Status

AZL® BlackRock Global Allocation Fund	Opened 01/11/12
AZL® Enhanced Bond Index Fund	Opened 05/01/09
AZL® Gateway Fund	Opened 04/30/10
AZL® Pyramis Multi-Strategy Fund (formerly AZL® Franklin Templeton Founding Strategy Plus Fund)	Opened 10/26/09; name change 10/14/16
AZL® International Index Fund	Opened 05/01/09
AZL® Moderate Index Strategy Fund (formerly AZL® Invesco Equity and Income Fund)(formerly AZL® Van Kampen Equity and Income Fund)	Opened 11/26/08; name change 10/14/16; name change 05/02/11
AZL® Mid Cap Index Fund	Opened 05/01/09
AZL® Government Money Market Fund (formerly AZL® Money Market Fund)	Opened 11/26/08; name changed 04/25/16
AZL®Morgan Stanley Global Real Estate Fund (formerly AZL® Van Kampen Global Real Estate Fund)	Opened 11/26/08; name change 06/01/10
AZL® Global Equity Index Fund (formerly AZL® NFJ International Value Fund)	Opened 05/01/09; name change 10/14/16
AZL® Pyramis Total Bond Fund (formerly AZL® Pyramis Core Bond Fund)	Opened 08/31/12; named changed 4/27/15
AZL® Russell 1000 Growth Index Fund (formerly AZL® Russell 1000 Growth Fund)	Opened 04/30/10; name change 01/17/11
AZL® Russell 1000 Value Index Fund (formerly AZL® Russell 1000 Value Fund)	Opened 04/30/10; name change 01/17/11
AZL® S&P 500 Index Fund	Opened 11/26/08
AZL® Emerging Markets Equity Fund (formerly AZL® Schroder Emerging Markets Equity Fund)	Opened 11/26/08; name changed 10/14/16
AZL® Small Cap Stock Index Fund	Opened 11/26/08
AZL® T. Rowe Price Capital Appreciation Fund (formerly AZL® Davis New York Venture Fund)(formerly AZL® David NY Venture Fund)	Opened 11/26/08; name change 04/27/12; name change 11/26/13
AZL® MetWest Total Return Bond Fund	Opened 11/14/14
AZL® DFA Emerging Markets Core Equity Fund	Opened 04/27/15
AZL® DFA International Core Equity Fund	Opened 04/27/15
AZL® DFA U.S. Small Cap Fund	Opened 04/27/15
AZL® DFA U.S. Core Equity Fund	Opened 04/27/15
AZL® DFA Five-Year Global Fixed Income Fund	Opened 04/27/15

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

Fund Name	Status
AZL® Balanced Index Strategy Fund	Opened 07/06/09
AZL® DFA Multi-Strategy Fund (formerly AZL® Growth Index Strategy Fund) (formerly AZL® Moderate Index Strategy Fund)	Opened 07/06/09; name changed 4/27/15
AZL® MVP Balanced Index Strategy Fund	Opened 01/11/12
AZL® MVP BlackRock Global Strategy Plus Fund (formerly AZL®MVP BlackRock Global Allocation Fund)	Opened 01/11/12; name changed 10/14/16
AZL® MVP Pyramis Multi-Strategy Fund (formerly AZL® MVP Franklin Templeton Founding Strategy Plus Fund)	Opened 04/27/12; name changed 10/14/16
AZL® MVP Fusion Dynamic Conservative Fund (formerly AZL® MVP Fusion Conservative Fund) (formerly AZL® Fusion Conservative fund)	Opened 10/26/09; name change 04/26/13; name changed 10/14/16
AZL® MVP Fusion Dynamic Balanced Fund (formerly AZL® MVP Fusion Balanced Fund) (formerly AZL® Fusion Balanced Fund)	Opened 11/26/2008; name change 04/26/13; name changed 10/14/16
AZL® MVP Fusion Dynamic Moderate Fund (formerly AZL® MVP Fusion Moderate Fund) (formerly AZL® Fusion Moderate Fund)	Opened 11/26/08; name change 04/26/13; name changed 10/14/16
AZL® MVP Growth Index Strategy Fund	Opened 01/11/12
AZL® Moderate Income Strategy Fund (formerly AZL® MVP Invesco Equity and Income Fund)	Opened 01/11/12; name changed 10/14/16
AZL® MVP T. Rowe Price Capital Appreciation Plus Fund (formerly AZL® MVP T. Rowe Price Capital Appreciation Fund)	Opened 01/10/14; name changed 10/14/16
AZL® MVP DFA Multi-Strategy Fund	Opened 04/27/15